Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of HCW Biologics Inc. on Post-Effective Amendment No 2 to Form S-1 (Registration No. 333-295280) as amended of our report dated March 31, 2026 on the financial statements of HCW Biologics Inc., appearing in the 2025 Form 10-K of HCW Biologics Inc., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Indianapolis, Indiana
May 18, 2026